Exhibit 99.1

TetraLogic Reports Third Quarter Financial Results and Provides Clinical Programs Update

MALVERN, Pa., November 5, 2014 — TetraLogic Pharmaceuticals Corporation (Nasdaq: TLOG), a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases, today announced financial results for the third quarter ended September 30, 2014.  These results are included in TetraLogic’s Quarterly Report on Form 10-Q which has been filed with the Securities and Exchange Commission.

“This year we have advanced all of our clinical programs,” said J. Kevin Buchi, President and Chief Executive Officer of TetraLogic. “First, based on in-vivo data indicating clearance of both hepatitis B DNA and surface antigen (HBsAg), we are advancing birinapant into the clinic in the study for the treatment of chronic hepatitis B.  Second, in myelodysplastic syndrome (MDS), we were encouraged by the previously announced Phase 1 data and have commenced enrollment in a Phase 2 trial, to further evaluate the activity of birinapant in combination with standard of care azacitidine.  Third, enrollment continues in our signal seeking study of birinapant in combination with Amgen’s conatumumab, a TRAIL agonist antibody, in ovarian cancer patients. Finally, we are advancing SHAPE, our novel, topical HDAC inhibitor, into a randomized Phase 2 clinical trial to evaluate its activity in early stage cutaneous T-cell lymphoma (CTCL).”

Summary of Key Development Programs, Updates and Anticipated Milestones

•                  Birinapant HBV Program:  In a mouse model we have generated data demonstrating that birinapant induces apoptosis in mouse hepatocytes infected with hepatitis B, while sparing normal hepatocytes.  In the mouse model we have seen clearance of HBsAg.  We are commencing enrollment in a multiple ascending dose study of birinapant in subjects with chronic hepatitis B in the fourth quarter of 2014.  We currently expect data to be generated around the middle of 2015.  The trial will be conducted in subjects over the age of 18 with hepatitis B who are receiving treatment with either tenofavir or entecavir and who are HBsAg positive.  The trial is expected to enroll approximately 6 cohorts of 8 subjects each, who will receive 4 weekly treatments with either birinapant or placebo in a 3:1 ratio.  The study is being conducted at multiple clinical sites in Australia and New Zealand.  Although predominantly a safety and tolerability study, patients will also be monitored for reductions in hepatitis B surface antigen as an indication of therapeutic activity.  On November 10, 2014, TetraLogic will be discussing its HBV program at an investor forum at the American Association for the Study of Liver Diseases Conference.

•                  Birinapant MDS Program:  In May, we announced that, based upon data from our Phase 1b study of birinapant in combination with azacitidine in patients with higher risk MDS who are either relapsed/refractory or naïve to azacitidine, we initiated a randomized Phase 2 clinical trial in first line higher risk patients. While the primary objective of the Phase 1b clinical study was to characterize the safety and tolerability and determine the recommended Phase 2 dose of birinapant when administered in combination with azacitidine, we did observe bone marrow responses in a number of patients who had relapsed or were refractory to azacitidine.  We currently expect interim data from the Phase 2 study in the middle of 2015.

•                  SHAPE CTCL Program: In May, safety and efficacy data from the Phase 1b randomized placebo controlled clinical study of SHAPE, our topical HDAC inhibitor, in Stage IA —IIA Cutaneous T-cell Lymphoma (CTCL) were presented at the annual Society of Investigative Dermatology meeting and at American Society of Clinical Oncology meeting.  We are advancing SHAPE into a randomized Phase 2 clinical trial in early stage CTCL.  We currently expect data around the end of 2015.

•                  Birinapant/conatumumab Program:  Enrollment continues in a signal-seeking study in combination with conatumumab, Amgen’s TRAIL agonist antibody, in 3rd line ovarian cancer.  We currently expect data around the end of 2014.

Third Quarter 2014 Financial Highlights

•                  Cash, cash equivalents, and marketable securities totaled $65.1 million at September 30, 2014, as compared to $55.1 million at December 31, 2013.

•                  Research and Development expenses were $5.7 million for the third quarter of 2014, excluding $0.2 million in non-cash, stock based compensation expense, compared to $2.1 million for the same period in 2013.  The increase primarily results from additional costs associated with clinical trials, including the manufacturing and formulation of our clinical drug supplies.

•                  General and Administrative expenses were $2.0 million for the third quarter of 2014, excluding $0.6 million in non-cash, stock based compensation expense, compared to $1.9 million for the same period in 2013, excluding $0.3 million in non-cash, stock based compensation expense.

•                  Adjusted net loss for the third quarter of 2014 was $8.6 million, compared to an adjusted net loss of $4.2 million for the same period in 2013.  Adjusted net loss excludes (i) non-cash stock based compensation expense; (ii) non-cash interest expense; (iii) non-cash fair value adjustments to the company’s derivative liabilities; and (iv) non-cash fair value adjustments to the contingent consideration liability recognized as part of the Shape acquisition in April 2014.

•                  Shares issued and outstanding as of September 30, 2014 were 22.3 million, not including outstanding stock options to purchase 3.2 million shares and 7.0 million shares underlying the company’s outstanding convertible notes.

Non-GAAP Financial Measures

In the attached press release, the Company discloses “Adjusted net loss,” “Basic adjusted net loss per common share,” and “Diluted adjusted net loss per common share” for certain historical periods, all of which are considered “non-GAAP financial measures” under Securities and Exchange Commission rules.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts, that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

For all periods presented, the Company reconciles net loss on a GAAP basis to adjusted net loss.  Management believes that the presentation of these adjusted measures is useful to investors because it provides a means of evaluating the Company’s operating performance and results from period to period on a comparable basis not otherwise apparent on a GAAP basis, since many non-cash, infrequent, or unusual charges, including items that may not affect the Company’s operations, do not meet the strict GAAP definition of unusual non-recurring items.  Furthermore, in preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the Company’s historical results, exclusive of these items.   Finally, management believes that this presentation is useful in facilitating comparisons between the Company and other companies in its industry, many of whom exclude similar items.

About TetraLogic Pharmaceuticals Corporation

TetraLogic is a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases.  TetraLogic has two clinical-stage product candidates in development: birinapant and SHAPE.  Birinapant is currently being tested in Phase 1 and Phase 2 clinical trials for hematological malignancies and solid tumors, and is also entering a Phase 1b/2a clinical trial in hepatitis B.  SHAPE is entering a Phase 2 clinical trial for early-stage Cutaneous T-cell Lymphoma.

Forward Looking Statements

Some of the statements in this release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements relate to future events or TetraLogic’s pre-clinical and clinical development of birinapant, SHAPE and other clinical programs, future expectations, plans and prospects.  Although TetraLogic believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements.  TetraLogic has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 19, 2014 and in our form 10-Q filed with the SEC on November 5, 2014.  Any forward-looking statements contained in this release speak only as of its date.  We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACT:

Company Contact:

Pete A. Meyers

Chief Financial Officer and Treasurer

TetraLogic Pharmaceuticals Corporation

(610) 889-9900, x103

pete.meyers@tlog.com

Investor Relations Contact:

Ami Bavishi

Burns McClellan, Inc.

(212) 213-0006

abavishi@burnsmc.com

TetraLogic Pharmaceuticals Corporation

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014

Revenues	$—	$—	$—	$—

Expenses:
General and administrative	2,173,728	2,623,538	4,147,292	8,136,735
Research and development	2,148,424	5,968,181	6,438,941	13,955,119
Change in fair value of contingent consideration	—	984,000	—	1,902,000
Total expenses	4,322,152	9,575,719	10,586,233	23,993,854

Loss from operations	(4,322,152)	(9,575,719)	(10,586,233)	(23,993,854)

Change in fair value of derivative liabilities	(1,391,316)	1,799,501	(1,334,827)	1,637,381
Interest and other income	53	41,375	65	72,571
Interest expense	(262,137)	(1,595,275)	(1,375,378)	(1,734,721)
Net loss	$(5,975,552)	$(9,330,118)	$(13,296,373)	$(24,018,623)
Cumulative preferred stock dividends	(853,194)	—	(2,565,708)	—
Net loss attributable to common stockholders	$(6,828,746)	$(9,330,118)	$(15,862,081)	$(24,018,623)

Per share information:
Net loss per common share:
Basic	$(4.34)	$(0.42)	$(12.41)	$(1.08)
Diluted	$(4.34)	$(0.42)	$(12.41)	$(1.10)

Weighted average shares outstanding:
Basic	1,575,040	22,307,138	1,278,400	22,280,232
Diluted	1,575,040	22,364,231	1,278,400	22,344,129

Net loss	$(5,975,552)	$(9,330,118)	$(13,296,373)	$(24,018,623)
Foreign currency gains/(losses)	—	(41,626)	—	(39,004)
Unrealized gains/(losses) on available-for-sale securities	—	1,635	—	(369)
Comprehensive loss	$(5,975,552)	$(9,370,109)	$(13,296,373)	$(24,057,996)

TetraLogic Pharmaceuticals Corporation

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(Unaudited)

In accordance with Regulation G of the Securities and Exchange Commission, the table set forth below reconciles certain financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles, or GAAP, with the most directly comparable financial measure calculated in accordance with GAAP.

	Three months ended September 30,				Nine months ended September 30,
	2013		2014		2013		2014

Net loss attributable to common stockholders - GAAP	$(6,828,746)		$(9,330,118)		$(15,862,081)		$(24,018,623)

General and administrative adjustments	299,926	(1)	617,765	(1)	374,922	(1)	1,796,122	(1)
Research and development adjustments	41,248	(1)	226,580	(1)	172,149	(1)	690,355	(1)
Change in fair value of contingent consideration	—		984,000	(2)	—		1,902,000	(2)
Change in fair value of derivative liabilities	1,391,316	(3)	(1,799,501	)(3)	1,334,827	(3)	(1,637,381	)(3)
Interest expense	—		654,130	(4)	—		711,165	(4)
Cumulative preferred stock dividends	853,194	(5)	—		2,565,708	(5)	—
	2,585,684		682,974		4,447,606		3,462,261

Adjusted net loss	$(4,243,062)		$(8,647,144)		$(11,414,475)		$(20,556,362)

Per share information:
Adjusted net loss per common share:
Basic	$(2.69)		$(0.39)		$(8.93)		$(0.92)
Diluted	$(2.69)		$(0.39)		$(8.93)		$(0.94)

Weighted average shares outstanding:
Basic	1,575,040		22,307,138		1,278,400		22,280,232
Diluted	1,575,040		22,364,231		1,278,400		22,344,129

Notes to Reconciliation of GAAP Net Loss to Adjusted Net Loss

(1)         To exclude non-cash charges for stock compensation expense.

(2)         In 2014, to exclude the change in fair value of contingent consideration related to the acquisition of Shape Pharmaceuticals, Inc.

(3)         To exclude the change in fair value of our warrant liabilities and, in 2014, the change in fair value of the interest make-whole derivative related to our 8% Convertible Notes.

(4)         In 2014, to exclude the amortization of debt discount and the amortization of deferred financing costs related to our 8% Convertible Notes.

(5)         In 2013, to exclude cumulative dividends on our series C and C-1 convertible preferred stock.

TetraLogic Pharmaceuticals Corporation

Consolidated Balance Sheets

	December 31,	September 30,
	2013	2014
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$55,135,508	$17,020,047
Short-term investments	—	48,104,088
Deferred financing costs, short-term	—	375,808
Prepaid expenses and other current assets	153,210	1,719,813
Restricted cash	20,000	—
Total current assets	55,308,718	67,219,756
Property and equipment, net	139,577	460,933
Intangible assets	—	35,230,516
Goodwill	—	14,326,396
Deferred financing costs, long-term	—	1,393,625
Other assets	54,126	1,432,551
Total assets	$55,502,421	$120,063,777

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,215,198	$1,902,904
Accrued expenses	2,921,458	4,432,938
Derivative liabilities	793,744	282,643
Total current liabilities	4,930,400	6,618,485
Convertible notes payable, net of discount of $18,611,375	—	28,388,625
Derivative liabilities	—	1,900,000
Deferred taxes	—	14,303,589
Contingent consideration and other liabilities	22,968	24,494,354
Total liabilities	4,953,368	75,705,053

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 22,199,256 and 22,307,138 shares issued and outstanding at December 31, 2013 and September 30, 2014, respectively	2,220	2,231
Additional paid-in capital	140,419,071	158,286,727
Cumulative unrealized loss on investments	—	(369)
Cumulative translation adjustment	—	(39,004)
Accumulated deficit	(89,872,238)	(113,890,861)
Total stockholders’ equity	50,549,053	44,358,724
Total liabilities and stockholders’ equity	$55,502,421	$120,063,777